Execution Version

THIRD SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of
November 15, 2017 among DATASHIELD, LLC (the “New Guarantor”), a subsidiary of PRIME SECURITY SERVICES BORROWER, LLC (or its successor), a Delaware limited liability company, and THE ADT SECURITY CORPORATION (or its successor), a Delaware corporation (the “Company”), and WELLS FARGO BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of March 19, 2014 (as originally executed or as it may be from time to time supplemented or amended by one or more supplemental indentures or certificates supplemental thereto, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness;

WHEREAS, pursuant to the Officer’s Certificate, dated December 18, 2014, the Company has issued $300,000,000 of 5.250% Senior Notes due 2020 (the “Secured Notes”);

WHEREAS, the Company, the Trustee and the existing Notes Guarantors have executed and delivered a First Supplemental Indenture, dated as of April 8, 2016 (the “First Supplemental Indenture”), to provide guarantees and security in respect of the Secured Notes; and

WHEREAS pursuant to the Indenture and the First Supplemental Indenture, the Trustee and the Company are authorized to execute and deliver this Third Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Secured Notes as follows:

1.Defined Terms. As used in this Third Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular section hereof.

2.Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Notes Guarantors, to guarantee the Company’s Obligations under the Secured Notes and the Indenture on the terms and subject to the conditions set forth in Article II of the First Supplemental Indenture and to be bound by all other applicable provisions of the Indenture and the First Supplemental Indenture and the Secured Notes and to perform all

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of the obligations and agreements of a guarantor under the Indenture and the First Supplemental Indenture.

3.Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 14.03 of the Indenture.

4.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Secured Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.Foreign Account Tax Compliance Act. For purposes of compliance with the Foreign Account Tax Compliance Act, this Supplemental Indenture shall not result in a material modification of the Secured Notes.

7.Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

8.Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

DATASHIELD, LLC

By:	/s/ Jeff Likosar
Name: Jeff Likosar
Title: CFO

[Signature Page to Third Supplemental Indenture]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

THE ADT SECURITY CORPORATION

By:	/s/ Jeff Likosar
Name: Jeff Likosar
Title: CFO

[Signature Page to Third Supplemental Indenture]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Alexander Pabon
Name: Alexander Pabon
Title: Assistant Vice President

[Signature Page to Third Supplemental Indenture]

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